Exhibit 21

LIST OF SUBSIDIARIES

	Jurisdiction of	Percent of
Name of Corporation	Incorporation	Ownership
Winnebago Industries, Inc.	Iowa	Parent
Winnebago of Indiana, LLC	Iowa	100%

52